UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: January 12, 2007

DIATOM CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Robert Fisher, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2007, Diatom Corporation, (“Diatom”) entered into a Securities Exchange Agreement and Plan of Exchange with Solar Energy Limited (“Solar”) whereby Diatom intends to acquire 100% of the outstanding ownership or right to ownership of Planktos, Inc, a wholly owned subsidiary of Solar, in exchange for an aggregate of 30,000,000 shares of Diatom’s common stock, a condition that Diatom make available working capital of no less than $1,000,000 to Planktos, Inc., on or before the acquisition is completed, to develop its business plan and a condition that Diatom cancel 30,000,000 shares of its issued and outstanding common share capital. Following the exchange, Planktos will become a wholly-owned subsidiary of Diatom. The closing of the transaction is expected to take place as soon as is practicable subject to shareholder approval and full satisfaction of the disclosure requirements of the Securities Exchange Act of 1934, as amended.

Planktos is a research and development company staffed by scientists and businessmen dedicated to improving the world’s marine and terrestrial environments by focusing on the commercial opportunities attendant to the Kyoto Protocol. Planktos’ near term commercial objective is to produce carbon credits at a cost that is significantly lower than the current market value of carbon credits utilizing proprietary technology designed to restore the world’s oceans and forests as a means by which to sequester carbon dioxide in the environment.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.	Page No.	Description
10	Attached	Securities Exchange Agreement and Plan of Exchange between Diatom and Solar, dated January 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diatom Corporation                                                         Date

By: /s/ Robert Fisher                                                           January 17, 2007

Name: Robert Fisher

Title: Chief Executive Officer

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